Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

      Marine Products Corporation Reports Fourth Quarter and Annual Results
      ---------------------------------------------------------------------

o     Net sales for the quarter increased 33.3 percent over prior year
o Diluted earnings per share for the quarter increased 17.6 percent over prior year
o Three-for-two stock split and 50 percent dividend increase announced January 25, 2005

ATLANTA, February 16, 2005 - Marine Products Corporation (AMEX: MPX) announced its unaudited results for the quarter and year ended December 31, 2004. Marine Products Corporation is a leading manufacturer of fiberglass boats under two brand names: sterndrive and inboard pleasure boats by Chaparral, including SSi Sportboats, Sunesta Deckboats, and Signature Cruisers, and outboard sport fishing boats by Robalo.

For the quarter ended December 31, 2004, Marine Products generated net sales of $62,684,000, a 33.3 percent increase compared to $47,019,000 last year. The increase in net sales was due to a 20.6 percent increase in the number of boats sold, a 9.8 percent increase in the average selling price per boat, and an increase in parts and accessories sales. All four boat lines experienced increased unit sales and higher average selling prices. The increase in unit sales was highlighted by increased sales of Robalo sport fishing boats, Sunesta deckboats and Signature Cruisers. The increase in average selling prices was due to a favorable Robalo model mix and higher sales of larger SSi Sportboats and Signature Cruisers. Gross profit for the quarter was $15,775,000, or 25.2 percent of net sales, compared to $13,171,000, or 28.0 percent of net sales, in the prior year. The decrease in gross profit as percent of sales was the result of increased raw materials costs, increased discounts on selected models to improve model mix, inefficiencies resulting from the temporary reduction in production volumes during the quarter to make manufacturing process changes, and direct expense adjustments in the fourth quarter of 2003 which did not occur this year.

Operating income for the quarter was $8,095,000, a 19.6 percent increase compared to the fourth quarter last year due to higher gross profit, partially offset by higher selling, general and administrative expenses. Operating income was 12.9 percent of net sales for the quarter compared to 14.4 percent of net sales in the prior year. Selling, general and administrative expenses increased primarily due to costs that vary with sales, as well as increased costs associated with public company compliance. As a percentage of net sales, however, these costs decreased to 12.3 percent in the fourth quarter compared to
13.6 percent last year. This was due to a decrease, as a percent of net sales, in incentive compensation and sales commissions, which resulted from the lower gross margin percent and lower operating profit. In addition, warranty expense as a percentage of net sales decreased.

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4th Quarter and Annual 2004 Press Release

Net income for the quarter ended December 31, 2004 was $5,457,000, a 22.4 percent increase compared to $4,458,000 in the prior year. Net income increased due to higher operating income and increased interest income. The effective income tax rate was 34.3 percent in the fourth quarter of this year and 35.0 percent in the prior year. Diluted earnings per share for the quarter were $0.20 ($0.13 adjusted for the three-for-two split previously announced on January 25, 2005), a 17.6 percent increase compared to $0.17 diluted earnings per share in the prior year ($0.11 adjusted for the three-for-two split).

Net sales for the twelve months ended December 31, 2004 were $252,418,000, a
30.1 percent increase compared to 2003. Net income for the year increased 31.4 percent to $23,743,000 or $0.87 diluted earnings per share ($0.58 adjusted for the three-for-two split) compared to $18,072,000 or $0.67 diluted earnings per share ($0.45 adjusted for the three-for-two split) last year.

Richard A. Hubbell, Marine Products' Chief Executive Officer stated, "The fourth quarter sales continue to reflect strong demand for our products that began several years ago. All of our lines sold well this quarter, and our overall model mix improved average selling prices as well. The winter boat show season has started, and the retail order volumes thus far indicate continued strong demand. This is an important indicator for us and provides a positive outlook for the beginning of 2005.

Hubbell continued, "During the fourth quarter of 2004 we adjusted some of our manufacturing processes to make our high level of production as efficient as possible in anticipation of higher production levels in 2005. This adjustment had the effect of temporarily reducing our fourth quarter production levels. We have returned to previous production levels, which is appropriate given the strong boat show season. As planned, dealer inventory is higher at the end of 2004 than it was last year, but order backlog is similar to the prior year end, indicating the dealers' confidence in the strength of sales at the retail level. We have seen some increases in the prices of resin and steel, which are used in our manufacturing process. We have reacted to these increases by instituting a one to one and a half percent price increase on all of our models effective January 1, and we believe that this will help insulate us from any downward margin pressure as a result of this increase in commodity prices.

"As we announced on January 25, the Board of Directors has approved a three-for-two split of Marine Products' common stock, and a 50 percent increase in the quarterly cash dividend. This decision is a response to our strong earnings and stock price performance, as well as our increased cash position. We believe that increasing the dividend and splitting the shares will reward our current stockholders and increase the liquidity and investment appeal of our common stock."

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4th Quarter and Annual 2004 Press Release

Marine Products Corporation (AMEX: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats and Robalo sport fishing boats, and continues to diversify its product line through product innovation and strategic acquisition. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to strategically increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding our ability to design innovative products and make strategic acquisitions, our belief regarding continued strong demand and the outlook for the beginning of 2005, and our belief that dealers are confident in the strength of retail sales. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Marine Products Corporation to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. These risks include possible decreases in the level of consumer confidence impacting discretionary spending, business interruptions due to adverse weather conditions, increased interest rates, changes in consumer preferences, deterioration in the quality of Marine Products' network of independent boat dealers or availability of financing of their inventory, our ability to insulate our financial results against increasing commodity prices, the impact of rising gasoline prices on consumer demand for our products, and competition from other boat manufacturers and dealers. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in Marine Products' Form 10-K, filed with the Securities and Exchange Commission for the year ending December 31, 2003.

For information about Marine Products Corporation, please contact:
BEN M. PALMER
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

JIM LANDERS
Corporate Finance
404.321.2162

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4th Quarter and Annual 2004 Press Release

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME  (In thousands except per share data)
------------------------------------------------------------------------------------------------------------
Periods ended December 31, (Unaudited)            Fourth Quarter                Twelve Months
------------------------------------------------------------------------------------------------------------
                                                                      BETTER                         BETTER
                                                 2004        2003     (WORSE)   2004       2003      (WORSE)
------------------------------------------------------------------------------------------------------------
Net Sales                                      $ 62,684   $ 47,019     33.3%  $252,418   $193,980     30.1%
Cost of Goods Sold                               46,909     33,848    (38.6)   186,832    143,663    (30.0)
------------------------------------------------------------------------------------------------------------
Gross Profit                                     15,775     13,171     19.8     65,586     50,317     30.3
Selling, General and Administrative Expenses      7,680      6,404    (19.9)    29,810     23,015    (29.5)
------------------------------------------------------------------------------------------------------------
Operating Income                                  8,095      6,767     19.6     35,776     27,302     31.0
Interest Income                                     215         91    136.3        590        501     17.8
------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                        8,310      6,858     21.2     36,366     27,803     30.8
Income Tax Provision                              2,853      2,400    (18.9)    12,623      9,731    (29.7)
------------------------------------------------------------------------------------------------------------
NET INCOME                                     $  5,457   $  4,458     22.4%  $ 23,743   $ 18,072     31.4%
============================================================================================================

EARNINGS PER SHARE
   Basic                                       $   0.21   $   0.18     16.7%  $   0.93   $   0.71     31.0%
                                              =============================================================
   Diluted                                     $   0.20   $   0.17     17.6%  $   0.87   $   0.67     29.9%
                                              =============================================================

AVERAGE SHARES OUTSTANDING
Basic                           25,687        25,451        25,635        25,386
                               =====================       =====================
Diluted                         27,207        26,997        27,181        26,861
                               =====================       =====================

RESTATED FOR THE THREE-FOR-TWO STOCK SPLIT EFFECTIVE MARCH 10, 2005 EARNINGS PER SHARE

Basic                                          $   0.14   $   0.12     16.7%  $   0.62   $   0.47    31.9%
                                              =============================================================
Diluted                                        $   0.13   $   0.11     18.2%  $   0.58   $   0.45    28.9%
                                              =============================================================

AVERAGE SHARES OUTSTANDING
Basic                           38,530        38,176        38,453        38,080
                               =====================       =====================
Diluted                         40,811        40,496        40,771        40,292
                               =====================       =====================
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4th Quarter and Annual 2004 Press Release

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

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CONSOLIDATED BALANCE SHEETS
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At December 31, (Unaudited)                                  (in thousands)
--------------------------------------------------------------------------------
                                                          2004           2003
--------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                              $  46,615      $  26,244
Marketable securities                                        132          1,402
Accounts receivable, net                                   1,082          3,970
Inventories                                               25,869         21,770
Income taxes receivable                                    1,160          1,073
Deferred income taxes                                      3,006          2,265
Prepaid expenses and other current assets                    876            616
--------------------------------------------------------------------------------
  Total current assets                                    78,740         57,340
--------------------------------------------------------------------------------
Property, plant and equipment, net                        18,362         17,761
Intangibles, net                                           3,778          3,818
Marketable securities                                      6,202          5,930
Other assets                                               2,652          1,465
--------------------------------------------------------------------------------
  Total assets                                         $ 109,734      $  86,314
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                       $   6,224      $   2,730
Other accrued expenses                                    10,527          8,626
--------------------------------------------------------------------------------
  Total current liabilities                               16,751         11,356
Pension liabilities                                        2,977          2,233
Deferred income taxes                                        925          1,160
Other long-term liabilities                                1,709          1,599
--------------------------------------------------------------------------------
  Total liabilities                                       22,362         16,348
--------------------------------------------------------------------------------
Common stock                                               2,596          2,573
Capital in excess of par value                            35,537         35,722
Retained earnings                                         52,042         32,409
Accumulated other comprehensive loss                        (904)          (509)
Deferred compensation                                     (1,899)          (229)
--------------------------------------------------------------------------------
  Total stockholders' equity                              87,372         69,966
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity           $ 109,734      $  86,314
================================================================================

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4th Quarter and Annual 2004 Press Release

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
TWELVE MONTHS ENDED DECEMBER 31, (Unaudited)                   (in thousands)
--------------------------------------------------------------------------------
                                                             2004         2003
--------------------------------------------------------------------------------
Operating Activities:
   Net income                                              $ 23,743    $ 18,072
   Depreciation, amortization and other non-cash charges      2,532       2,306
   Other net changes in operating activities                  3,130      (2,550)
--------------------------------------------------------------------------------
        Net cash provided by operating activities            29,405      17,828
--------------------------------------------------------------------------------

Investing Activities:
  Capital expenditures                                       (2,838)     (3,707)
  Other investing activities                                    914        (725)
--------------------------------------------------------------------------------
       Net cash used for investing activities                (1,924)     (4,432)
--------------------------------------------------------------------------------

Financing Activities:
  Payment of dividends                                       (4,110)     (2,737)
  Cash paid for common stock purchased and retired           (3,936)     (2,271)
  Other financing activities                                    936         576
--------------------------------------------------------------------------------
       Net cash used for financing activities                (7,110)     (4,432)
--------------------------------------------------------------------------------

  Net increase in cash and cash equivalents                  20,371       8,964
  Cash and cash equivalents at beginning of period           26,244      17,280
--------------------------------------------------------------------------------
  Cash and cash equivalents at end of period               $ 46,615    $ 26,244
================================================================================